Exhibit 99.1

NEWS RELEASE

Media Contact:

Jared Matkin, Overstock.com, Inc.

+1 (801) 947-3880

jmatkin@overstock.com

Investor Contact:

Kevin Moon, Overstock.com, Inc.

+1 (801) 947-3282

kmoon@overstock.com

Overstock.com Reports First Quarter 2007 Financial Results

SALT LAKE CITY (April 25, 2007) — Overstock.com, Inc. (NASDAQ: OSTK; www.overstock.com) today reported quarterly financial results for the period ending March 31, 2007:

•      Total revenue:  $157.9 million, down 11% from 2006

•      Gross profits:  $25.3 million, up 7% from 2006

•      Gross margin:  16.0% up from 13.3% in 2006

•      Sales and marketing expense:  $11.3 million, down 11% from 2006

•      Contribution (gross profit less marketing expense): $14.0 million, up 26% from $11.1 million in 2006

•      Contribution margin: 8.9% up from 6.2% in 2006

•      General and administrative expense:  $10.7 million, down 10% from 2006

•      Operating loss before restructuring charge (non-GAAP): $11.6 million, an 18% improvement from 2006

•      Operating loss: $17.7 million versus $14.2 million in 2006

•      Net loss: $21.4 million or $0.91 loss per share

Dear Owners:

Our business is dramatically improving.  Gross and contribution margins are expanding, and contribution dollars are up sharply.  G&A expenses are contracting.  That said, the corporate relocation to the warehouse remains uncertain: if we go forward with it, we will incur additional restructuring charges. I leave each to make her own determination regarding our results, look forward to our call, and as always, remain,

Your humble servant,

Patrick M. Byrne

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P.S. If you have any questions, please feel free to email them to Kevin Moon at kmoon@overstock.com before the conference call, so we may address them.

Key financial and operating metrics

Total revenue—Overstock.com reported total revenue for the three months ended March 31, 2007 of $157.9 million, an 11% decrease from the $178.0 million reported in 2006.

Gross profit and gross margin—Gross profit for the three months ended March 31, 2007 was $25.3 million (16.0% gross margin), a 7% increase from the $23.8 million (13.3% gross margin) reported in 2006.

Contribution and contribution margin—Contribution, defined as gross profit less sales and marketing expense, for the three months ended March 31, 2006 and 2007 was $11.1 million (6.2% contribution margin) and $14.0 million (8.9% contribution margin), respectively, a 26% increase.

	Three months ended March 31,
	2006	2007
Total revenue	$178,044	$157,930
Cost of goods sold	154,290	132,615

Gross profit	23,754	25,315
Less: Sales and marketing expense	12,659	11,284

Contribution	$11,095	$14,031
Contribution margin	6.2%	8.9%

Operating loss—Operating loss for the three months ended March 31, 2006 and 2007 was $14.2 million and $17.7 million, respectively. Operating loss before restructuring was $14.2 million and $11.6 million for the three months ended March 31, 2006 and 2007, respectively.

	Three months ended March 31,
	2006	2007
Operating loss	$(14,179)	$(17,720)
Add back: restructuring	—	6,089

Operating loss before restructuring	$(14,179)	$(11,631)

Net loss—Net loss for the three months ended March 31, 2007, was $21.4 million, or $0.91 loss per share, compared to $15.9 million, or $0.82 loss per share in 2006.  The 2007 net loss includes $6.1 million of restructuring charges and $3.6 million loss from

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discontinued operations.  The 2006 net loss did not have any restructuring charges, but included $0.8 million from discontinued operations.

Cash and working capital — Overstock.com had cash and cash equivalents of $68.1 million and working capital of $53.8 million at March 31, 2007.

# # #

About Overstock.com

Overstock.com, Inc. is an online “closeout” retailer offering discount, brand-name merchandise for sale over the Internet.  The company offers its customers an opportunity to shop for bargains conveniently, while offering its suppliers an alternative inventory liquidation distribution channel.  Overstock.com, headquartered in Salt Lake City, is a publicly traded company listed on the NASDAQ Global Market System and can be found online at http://www.overstock.com.

Overstock.com® is a registered trademark of Overstock.com, Inc.  All other trademarks are the property of their respective owners.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, statements regarding the outlook of the company, as well as all such other risks as identified in our Form 10-K for the year ended December 31, 2006, and all our subsequent filings with the Securities and Exchange Commission, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements.

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Overstock.com, Inc.

Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts)

	Three months ended
	March 31,
	2006	2007

Revenue
Direct	$79,710	$45,701
Fulfillment partner	98,334	112,229

Total revenue	178,044	157,930

Cost of goods sold
Direct	70,703	39,320
Fulfillment partner	83,587	93,295

Total cost of goods sold	154,290	132,615

Gross profit	23,754	25,315

Operating expenses:
Sales and marketing	12,659	11,284
Technology	13,424	14,973
General and administrative	11,850	10,689
Restructuring	—	6,089

Total operating expenses	37,933	43,035

Operating loss	(14,179)	(17,720)

Interest income	315	990
Interest expense	(1,267)	(1,029)

Loss from continuing operations	(15,131)	(17,759)
Discontinued operations:
Loss from discontinued operations	(779)	(3,624)

Net loss	(15,910)	(21,383)
Deemed dividend related to redeemable common stock	(33)	—

Net income (loss) attributable to common shares	$(15,943)	$(21,383)

Net loss per common share - basic and diluted:
Loss from continuing operations	$(0.78)	$(0.75)
Loss from discontinued operations	$(0.04)	$(0.16)
Net loss per common share - basic and diluted	$(0.82)	$(0.91)
Weighted average common shares outstanding - basic and diluted	19,385	23,594

Other data:
Shopping bookings (in 000s)	$200,900	$170,400
Auction gross merchandise volume (in 000s)	$8,079	$4,695
Average customer acquisition cost (shopping)	$19.49	$24.58
Average registrant acquisition cost (auctions)	$2.94	$0.35

Overstock.com, Inc.

Consolidated Balance Sheets (unaudited)

(in thousands, except per share amounts)

	December 31,	March 31,
	2006	2007
Assets

Current assets:
Cash and cash equivalents	$126,965	$68,080
Accounts receivable, net	11,638	7,811
Notes receivable	6,702	2,761
Inventories, net	20,274	16,662
Prepaid inventory	2,241	2,601
Prepaid expenses	7,473	9,435
Current assets of held for sale subsidiary	4,718	2,148

Total current assets	180,011	109,498
Property and equipment, net	56,198	48,909
Goodwill	2,784	2,784
Other long-term assets, net	578	483
Long-term assets of held for sale subsidiary	16,594	12,805

Total assets	$256,165	$174,479

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$66,039	$27,936
Accrued liabilities	40,142	22,976
Capital lease obligations, current	5,074	3,810
Current liabilities of held for sale subsidiary	3,684	993

Total current liabilities	114,939	55,715
Capital lease obligations, non-current	3,983	—
Convertible senior notes	75,279	75,365

Total liabilities	194,201	131,080

Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	325,771	327,399
Accumulated deficit	(198,694)	(220,077)
Treasury stock	(64,983)	(63,778)
Accumulated other comprehensive gain (loss)	(132)	(147)

Total stockholders’ equity	61,964	43,399

Total liabilities and stockholders’ equity	$256,165	$174,479

Overstock.com, Inc.

Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Three months ended March 31,		Twelve months ended March 31,
	2006	2007	2006	2007

Cash flows from operating activities of continuing operations:
Net loss	$(15,910)	$(21,383)	$(36,518)	$(107,239)
Adjustments to reconcile net loss to cash provided by (used in) operating activities of continuing operations:
Loss from discontinued operations	779	3,624	3,350	9,727
Depreciation and amortization	6,150	7,771	18,626	33,948
Realized (gain) loss from marketable securities	(217)	—	3,135	(1,868)
Loss on disposition of property and equipment	598	—	2,055	1
Stock-based compensation expense	958	1,073	1,010	4,235
Stock-based compensation to consultants for services	43	5	54	(15)
Issuance of common stock from treasury	507	602	699	882
Amortization of debt discount and deferred financing fees	139	86	452	364
Restructuring	—	6,089	—	11,763
Gain from retirement of convertible senior notes	—	—	(6,158)	—
Changes in operating assets and liabilities:
Accounts receivable, net	2,316	3,827	(1,238)	(541)
Inventories, net	11,918	3,612	(31,223)	58,703
Prepaid inventory	794	(360)	1,068	6,234
Prepaid expenses	(1,894)	(1,962)	(614)	936
Other long-term assets	47	90	(1,490)	539
Accounts payable	(63,621)	(38,059)	(4,211)	(9,638)
Accrued liabilities	(15,185)	(23,255)	7,537	(19,986)

Net cash provided by (used in) operating activities	(72,578)	(58,240)	(43,466)	(11,955)

Cash flows from investing activities of continuing operations:
Change in restricted cash	198	—	957	55
Purchases of marketable securities	(100)	—	(59,699)	—
Sales of marketable securities	7,281	—	164,284	49,475
Expenditures for property and equipment	(6,804)	(477)	(38,416)	(17,114)
Proceeds from the sale of property and equipment	—	—	—	1
Acquisition of Ski West (net of cash acquired)	—	—	(25,111)	—
Paydown of note receivable	—	3,941	—	3,941
Decrease in cash resulting from de-consolidation of variable entity	—	—	—	(102)

Net cash provided by (used in) investing activities	575	3,464	42,015	36,256

Cash flows from financing activities of continuing operations:
Payments on capital lease obligations	(2,428)	(5,247)	(9,363)	(5,776)
Borrowings on line of credit	30,728	1,169	42,596	57,122
Payments on line of credit	(10,728)	(1,169)	(22,596)	(77,122)
Payments to retire convertible senior notes	—	—	(35,670)	—
Proceeds from the issuance of common stock	—	—	—	64,406
Purchase of treasury stock	—	—	(24,133)	—
Settlement of call options for cash	—	—	7,937	—
Exercise of stock options	1,027	1,153	7,436	2,660

Net cash provided by (used in) financing activities	18,599	(4,094)	(33,793)	41,290

Effect of exchange rate changes on cash	15	(15)	119	4
Cash provided by (used in) operating activities of discontinued operations	(176)	410	(221)	2,167
Cash provided by (used in) investing activities of discontinued operations	(41)	(53)	(139)	(578)

Net increase (decrease) in cash and cash equivalents	(53,606)	(58,528)	(35,485)	67,184
Change in cash and cash equivalents from discontinued operations	217	(357)	360	(1,590)
Cash and cash equivalents, beginning of period	55,875	126,965	37,611	2,486

Cash and cash equivalents, end of period	$2,486	$68,080	$2,486	$68,080